Exhibit 21
WHIRLPOOL CORPORATION
List of Subsidiaries

Subsidiary Name	Jurisdiction in Which Organized
1900 Holdings LLC	Delaware
Airdun Limited	United Kingdom
B. Blend Máquinas e Bebidas S.A.	Brazil
BUD Comércio de Eletrodomésticos Ltda.	Brazil
Bill Page Orchestra, Inc.	California
Brasmotor Ltda.	Brazil
Brunson Place Properties, LLC	Michigan
Chieri Italia S.r.l.	Italy
Comercial Acros Whirlpool, S. de R.L. de C.V.	Mexico
Consumer Appliances Service Limited	Hong Kong
General Domestic Appliances International Ltd	UK
Haceb Whirlpool Industrias S.A.S.	Colombia
Hoover Comercial Limitada	Brazil
Indesit Argentina S.A.	Argentina
Industrias Acros Whirlpool, S. de R.L. de C.V.	Mexico
InSinkErator Appliance (Nanjing) Co. Ltd.	China
InSinkErator (Australia) Pty. Ltd.	Australia
InSinkErator Canada Co.	Nova Scotia
InSinkErator LLC	Delaware
InSinkErator Trading (Shanghai) Co. Ltd.	China
InSinkErator UK Ltd.	UK
KitchenAid Australia, Pty Ltd	Australia
KitchenAid Europa, Inc.	Delaware
KitchenAid FSA Group LLC	Delaware
KitchenAid France SAS	France
KitchenAid Germany GmbH	Germany
KitchenAid, Inc.	Ohio
KitchenAid Global LLC	Delaware
KitchenAid Korea Limited	S Korea
KitchenAid MEEA DMCC	United Arab Emirates
KitchenAid Netherlands B.V.	Netherlands (The)
KitchenAid Promotions, LLC	Michigan
KitchenAid Sweden Aktiebolag	Sweden
KitchenAid Trading Co., Ltd.	China
KitchenAid UK Limited	UK
MLOG Armazém Geral Ltda.	Brazil
Maytag Limited	Ontario
Maytag Properties, LLC	Michigan
Maytag Sales, Inc.	Delaware
Maytag Worldwide N.V.	Curaçao
Nineteen Hundred Corporation	New York
Parex Industries Ltd.	New Zealand

South American Sales Partnership	Florida
THC Assets Corporation	Delaware
WCGP Nova Scotia Co.	Nova Scotia
Whirlpool America LLC	Delaware
Whirlpool (Australia) Pty. Limited	Australia
Whirlpool (B.V.I.) Limited	Virgin Islands (British)
Whirlpool (China) Investment Co., Ltd.	China
Whirlpool (Hefei) Trading Co., Ltd	China
Whirlpool (Hong Kong) Limited	Hong Kong
Whirlpool (Thailand) Limited	Thailand
Whirlpool Argentina S.r.l.	Argentina
Whirlpool ASEAN Co.	Delaware
Whirlpool Asia B.V.	Netherlands (The)
Whirlpool Asia Holdings S.à r.l.	Luxembourg
Whirlpool Asia Inc.	Delaware
Whirlpool Asia LLP	India
Whirlpool Bangladesh Limited	Bangladesh
Whirlpool Canada Co.	Nova Scotia
Whirlpool Canada Holding Co.	Nova Scotia
Whirlpool Canada LP	Ontario
Whirlpool Canada Luxembourg Holdings	Luxembourg
Whirlpool Certified Care, Inc.	Arizona
Whirlpool Chile Limitada	Chile
Whirlpool Colômbia S.A.S.	Colombia
Whirlpool Comercial Ltda.	Brazil
Whirlpool Costa Rica SRL	Costa Rica
Whirlpool CSA Holdings S.à r.l.	Luxembourg
Whirlpool do Brasil Ltda.	Brazil
Whirlpool Ecuador S.A.	Ecuador
Whirlpool EMEA Finance S.à r.l.	Luxembourg
Whirlpool EMEA Holdings LLC	Delaware
Whirlpool Enterprises, LLC	Delaware
Whirlpool Euro Holdings B.V.	Netherlands (The)
Whirlpool Europe B.V.	Netherlands (The)
Whirlpool Europe Holdings Limited	Delaware
Whirlpool Finance Center Corp.	Delaware
Whirlpool Finance Luxembourg S.à r.l.	Luxembourg
Whirlpool Floor Care Corp.	Delaware
Whirlpool GH Group LLC	Delaware
Whirlpool Germany GmbH	Germany
Whirlpool Global Holdings	Luxembourg
Whirlpool Guatemala, S.A.	Guatemala
Whirlpool Home Appliances LA, S. de R.L. de C.V.	Mexico
Whirlpool India Holdings Limited	Delaware
Whirlpool Insurance Company, Ltd.	Bermuda
Whirlpool Internacional S. de R.L. de C.V.	Mexico
Whirlpool International GmbH	Switzerland

Whirlpool International Holdings S.à r.l.	Luxembourg
Whirlpool International Manufacturing S.à r.l.	Luxembourg
Whirlpool Latin America Corporation	Delaware
Whirlpool Luxembourg	Luxembourg
Whirlpool MCA Holdings LLC	Delaware
Whirlpool Mauritius Limited	Mauritius
Whirlpool Mexico, S. de R.L. de C.V.	Mexico
Whirlpool Mexico Holdings S. de R.L. de C.V.	Mexico
Whirlpool Mexico Ventures S. de R.L. de C.V.	Mexico
Whirlpool Microwave Products Development Limited	Hong Kong
Whirlpool NAR Holdings, LLC	Delaware
Whirlpool Oceania Inc.	Delaware
Whirlpool Overseas Holdings, LLC	Delaware
Whirlpool Overseas Hong Kong Limited	Hong Kong
Whirlpool Overseas Manufacturing S.ár.l.	Luxembourg
Whirlpool Peru S.R.L.	Peru
Whirlpool Polska Uslugi sp. z o.o	Poland
Whirlpool Product Development (Shenzhen) Company Limited	China
Whirlpool Properties, Inc.	Michigan
Whirlpool Realty Corporation	Delaware
Whirlpool S.A.	Brazil
Whirlpool South Africa (Proprietary) Limited	South Africa
Whirlpool Southeast Asia Pte	Singapore
Whirlpool Taiwan Co., Ltd.	Taiwan
Whirlpool Technologies, LLC	Michigan
Whirlpool Technology Services S.r.l.	Italy
Whirlpool Uruguay S.R.L.	Uruguay
Whirlpool Worldwide Enterprises S.ár.l	Luxembourg
Xpelair Ltd	United Kingdom